SUBLICENSE AGREEMENT

                  This Sublicense Agreement (the "Sublicense Agreement"), dated as of April 5, 2006, is made by and among First Trust IPOX-100 Index Fund (the "Sublicensee"), IPOX Schuster LLC ("Licensor"), and First Trust Advisors L.P. ("Licensee" or "Sublicensor").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain License Agreement dated January 20, 2006, by and between Licensor and Licensee ("License Agreement"), Licensor has granted Licensee a non-exclusive, and non-transferable limited license to use the Licensor's products and those of Licensor's names, marks, logos, copyrighted works and other related Intellectual Property, including the U.S. IPOX Indices, the IPOX marks, and other Property as defined in that certain License Agreement dated January 20, 2006 (as such agreement(s), executed and signed by Licensor and Licensee, may be amended from time to time by written agreement pursuant to the License Agreement) in connection with the issuance, distribution, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Fund");

                  WHEREAS, Section 1(a) of the License Agreement grants Licensee the right to sublicense any or all of the rights granted therein to use the Products and Intellectual Property in connection with the Licensee Products;

                  WHEREAS, Sublicensee wishes to issue, sell, market and/or promote the Licensee Products and to use and refer to the Products, certain of Licensor's names, marks, trade secrets, proprietary rights and logos and other related Intellectual Property including the IPOX Marks and the U.S. IPOX Indices, in connection therewith; and

                  WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. License. Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Intellectual Property in connection with the issuance, distribution, marketing and/or promotion of the Licensee Products (as modified by Appendix A hereto, if applicable).

                  2. The Sublicensee acknowledges that it has received and read a copy of the License Agreement and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on the Licensee (including, without limitation, the indemnification obligations in Section 9 of the License Agreement insofar as such obligations arise out of or relate to the Licensee Products to be sold, issued, marketed and/or promoted by the Sublicensee).

                  3. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that Licensee may have against Licensor.

                  4. This Sublicense Agreement shall be construed in accordance with the laws of the State of Illinois without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of Illinois govern this Sublicense Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles.

                  IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.


                                        FIRST TRUST IPOX-100 INDEX FUND

                                        /s/ James A. Bowen
                                        -----------------------------------
                                        By:     James A. Bowen
                                        Title:  President


                                        FIRST TRUST ADVISORS L.P.

                                        /s/ James A. Bowen
                                        -----------------------------------
                                        By:     James A. Bowen
                                        Title:  President


                                        IPOX SCHUSTER LLC

                                        /s/ Josef P. Schuster
                                        -----------------------------------
                                        By:     Josef P. Schuster
                                        Title:  CEO


                                       2